Member News

08-37
December 23, 2008

To All Members:

Last Friday, at its regularly scheduled meeting, FHLBank Pittsburgh’s Board of Directors approved management’s recommendation to voluntarily suspend the payment of dividends and the repurchase of excess capital stock. Management made this recommendation after careful analysis and consideration of certain negative market trends and their impact on the Bank’s financial condition. We believe these actions are necessary and prudent.

Since our third quarter report, available on Form 10-Q on our Web site or www.sec.gov, we have seen a significant reduction in the level of core earnings resulting from lower short-term interest rates, the increased cost of maintaining liquidity and constrained access to the debt markets at attractive rates and maturities. As we look ahead, we expect that our ability to both pay dividends and add to retained earnings will be significantly curtailed. We are keenly aware of the significance of this announcement to our stockholders, yet we are confident that this course of action is necessary as we work to maintain sufficient levels of retained earnings in this unprecedented environment. In recognition of the importance of the dividend in the strategic value of membership, management and the Board will strive to reinstate dividend payments at the earliest possible time.

Further, on November 13, we communicated that we were changing the Bank’s approach to capital stock repurchases by reviewing the Bank’s capital stock position on a quarterly basis and determining whether or not to repurchase excess capital stock held by members and if so, how much. Our purpose was to manage excess capital stock in an equitable and orderly fashion for both large and small members. At the time, we stated that we expected that the first quarterly excess capital stock repurchase determination under this new approach would be in January 2009. However, based on our financial outlook and the Board’s action Friday, no excess capital stock will be repurchased in the first quarter 2009, or in subsequent quarters, until we advise you that quarterly consideration of excess stock repurchases will be reinstated.

As we communicated in our most recent Form 10-Q, we are monitoring the potential for other-than-temporary impairment of certain securities, which could have a significant negative impact on the Bank. As you read in our filing, as well as in media reports, the credit performance and the effect of the continued widening of spreads on our private label mortgage-backed securities portfolio are the key issues on which management is focusing on a daily basis. You can be assured we are doing everything we can to safeguard your investment in your cooperative. In January, we plan to hold a conference call in which we can discuss these issues in further detail as well as answer your questions.

As we make these difficult announcements, we remain firm in our commitment and ability to meet our primary mission of providing funding to our members in all economic cycles. Please direct your questions or concerns to Chief Financial Officer Kris Williams (412/288-5117) or Group Director of Member Services Craig Howie (412/288-3406), or you may call me at any time (412/288-3401).

Sincerely,

John R. Price
President and Chief Executive Officer

This letter contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “will,” “plan,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.